UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2017 (May 17, 2017)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 17, 2017, Tenneco Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below. A copy of the press release announcing the voting results is attached as Exhibit 99.1.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas C. Freyman	47,798,225	145,226	49,161	2,145,176
Brian J. Kesseler	47,756,669	190,290	45,653	2,145,176
Dennis J. Letham	47,240,076	703,058	49,478	2,145,176
James S. Metcalf	47,797,609	147,618	47,385	2,145,176
Roger B. Porter	45,645,659	2,296,393	50,560	2,145,176
David B. Price, Jr.	46,438,161	1,506,176	48,275	2,145,176
Gregg M. Sherrill	47,176,727	595,052	220,833	2,145,176
Paul T. Stecko	46,024,930	1,919,935	47,747	2,145,176
Jane L. Warner	47,342,762	603,677	46,173	2,145,176
Roger J. Wood	47,792,716	150,298	49,598	2,145,176

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year 2017 was approved based upon the following votes:

Votes for	49,275,303
Votes against	719,105
Abstentions	143,380

There were no broker non-votes for this item.

3. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding vote:

Votes for	45,333,082
Votes against	2,316,948
Abstentions	342,582
Broker non-votes	2,145,176

4. The stockholders recommended that we conduct future advisory votes on named executive compensation every one year based upon the following advisory, non-binding vote:

Every one year	42,084,130
Every two years	33,740
Every three years	5,821,922
Abstentions	52,820
Broker non-votes	2,145,176

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 18, 2017	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary